Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2008 SECOND QUARTER RESULTS
     CHICAGO, July 24 - GATX Corporation (NYSE:GMT) today reported 2008 second quarter income from continuing operations of $40.9 million or $.82 per diluted share, compared to income from continuing operations of $43.5 million or $.79 per diluted share in the second quarter of 2007. Net income from continuing operations for the first six months of 2008 was $93.1 million or $1.85 per diluted share, compared to $80.5 million or $1.44 per diluted share in the prior year period. The 2008 year-to-date results include a $6.8 million or $.13 per diluted share benefit from the reversal of tax reserves reported in the first quarter.
     “We posted another solid quarter in the face of a weak economic environment,” said Brian A. Kenney, president and chief executive officer of GATX. “As we projected earlier in 2008, it is becoming more difficult to renew railcar leases with existing customers and lease rates are being pressured. Despite these facts, the GATX rail portfolio continues to perform well. Utilization remained at 98% in the second quarter and lease rates on renewals improved 5.9% over expiring rates. High steel prices also contributed positively to income, as scrap prices are at historically high levels. Profit from our European operations continues to increase and contribute positively to our overall performance.
     “Within Specialty, our marine and aircraft engine leasing joint ventures continue to perform well and the outlook through the balance of the year is favorable.
     “At American Steamship Company (ASC), demand for Great Lakes shipping capacity remains high. Freight rates and water levels increased through the first six months of 2008. This has been offset by rapidly rising diesel fuel prices, a portion of which cannot be passed through to customers.
     “Investment activity increased during the quarter with more than $145 million invested in rail, marine and industrial equipment assets. We did not repurchase any stock during the quarter, opting to retain this equity capital to support investment opportunities that may become available. Any further stock repurchase will be driven in part by the size and probability of any investment opportunities.”
     Mr. Kenney concluded, “The first half of 2008 has played out as we projected, and we continue to expect full-year earnings to be in line with our previous guidance of $3.15 to $3.35 per diluted share, excluding the aforementioned $.13 per diluted share benefit from the reversal of tax reserves.”
RAIL
     Rail segment profit was $70.3 million in the second quarter of 2008, compared to $68.1 million in the second quarter of 2007. Rail reported segment profit of $144.1 million year-to-date 2008, compared to $135.3 million in the same period 2007. Segment profit increased year over year primarily due to renewal rate increases in prior quarters, higher earnings from European operations, and increased income from scrapping. These factors were partially offset by a continued increase in maintenance costs and lower remarketing income. Scrapping gains, which are included in Other Income on the Consolidated Statements of Income, were $9.0 million in the second quarter 2008 compared to $4.7 million in 2007.
     At June 30, 2008, Rail’s North American fleet totaled approximately 110,000 cars. Fleet utilization was 98.0%, equal to the prior year quarter and up from 97.9% at year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 97.7%, up from 96.3% in the second quarter 2007 and 97.2% at year end.
     During the second quarter, lease renewal pricing on cars in GATX’s Lease Price Index (LPI) increased 5.9% over expiring lease rates, compared to an 11.6% increase in the prior quarter and 10.2% in the second quarter 2007. The average lease term on LPI renewals during the second quarter was 63 months, compared to 65 months in the prior quarter and 68 months in the second quarter of 2007. Total investment volume at Rail was $73.5 million, compared to $80.3 million in the second quarter 2007.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 79.9%, down from 81.0% in June 2007 and at year end. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled 62,000 cars, down from nearly 74,000 cars at the end of the second quarter 2007 and 76,000 at year end. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, were nearly flat with an increase of .2% over the first half 2007, with substantial increases in loadings of grain, farm products and metal ores, offset by lower demand for building products related to housing and lower auto industry demand. Chemical shipments increased 3.1% in the first half of 2008 versus 2007.
SPECIALTY
     Specialty reported segment profit of $30.5 million in the second quarter of 2008 compared to $26.4 million in the prior year period. Year to date, Specialty reported segment profit of $60.5 million, compared to $51.0 million in the same period in 2007. Year-to-date results were driven by higher remarketing income from the sale of assets and residual sharing income in the first quarter 2008, as well as continued strong performance throughout the year from the marine and aircraft engine leasing joint ventures.
     Vessel utilization in Specialty’s marine investments remained high in 2008. Demand remains strong, particularly in the gas tanker and dry bulk markets.
     The Specialty portfolio currently consists of approximately $565.5 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $315.9 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $5.2 million in the second quarter 2008 compared to $8.5 million in the second quarter 2007. Segment profit for the year to date in 2008 was $5.9 million compared to $8.7 million in the same period 2007. During the second quarter, ASC received an adverse ruling in a litigation matter, negatively impacting results by $2.9 million. Water levels on the Great Lakes have increased in 2008 over 2007 resulting in improved operating efficiency. Demand for vessel capacity remains solid and should continue to be strong throughout the remainder of the sailing season. These positive trends are offset by the rapidly rising cost of diesel fuel, a portion of which cannot be passed through to customers.
DISCONTINUED OPERATIONS
     GATX completed the sale of its aircraft leasing business in January 2007. As a result, the aircraft leasing segment is reported as discontinued operations.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2008 second quarter results. Teleconference details are as follows:
Thursday, July 24th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-523-1229
International Dial-In: 1-719-325-2303
Replay: 1-888-203-1112 / Access Code: 9884444
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(07/24/08)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Gross Income
Lease income	$235.0	$220.7	$469.8	$438.6
Marine operating revenue	88.2	72.8	102.3	80.4
Asset remarketing income	9.2	17.7	30.1	27.7
Other income	26.8	17.3	46.2	33.2

Revenues	359.2	328.5	648.4	579.9
Share of affiliates’ earnings	19.1	18.8	41.0	42.3

Total Gross Income	378.3	347.3	689.4	622.2

Ownership Costs
Depreciation	53.9	47.8	102.1	90.0
Interest expense, net	35.0	30.7	70.5	60.6
Operating lease expense	37.7	39.1	75.7	78.2

Total Ownership Costs	126.6	117.6	248.3	228.8

Other Costs and Expenses
Maintenance expense	67.7	58.3	128.5	110.9
Marine operating expense	68.4	52.7	79.9	58.6
Selling, general and administrative	42.5	39.2	81.0	77.2
Asset impairment charges	—	—	—	1.5
Other	11.5	11.7	22.7	18.5

Total Other Costs and Expenses	190.1	161.9	312.1	266.7

Income from Continuing Operations before Income Taxes	61.6	67.8	129.0	126.7
Income Tax Provision	20.7	24.3	35.9	46.2

Income from Continuing Operations	40.9	43.5	93.1	80.5
Loss from Discontinued Operations, net of taxes	—	(1.1)	—	(3.2)

Net Income	$40.9	$42.4	$93.1	$77.3

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Per Share Data
Basic:
Income from continuing operations	$0.88	$0.86	$1.99	$1.56
Loss from discontinued operations	—	(0.03)	—	(0.06)

Total	$0.88	$0.83	$1.99	$1.50

Average number of common shares	46.4	50.6	46.7	51.4

Diluted:
Income from continuing operations	$0.82	$0.79	$1.85	$1.44
Loss from discontinued operations	—	(0.02)	—	(0.06)

Total	$0.82	$0.77	$1.85	$1.38

Average number of common shares and common share equivalents	50.6	55.9	51.2	57.5

Dividends declared per common share	$0.27	$0.24	$0.54	$0.48

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2008	2007
Assets

Cash and Cash Equivalents	$68.9	$104.4
Restricted Cash	39.3	44.7

Receivables
Rent and other receivables	117.0	91.1
Finance leases	326.9	334.6
Loans	6.6	8.8
Less: allowance for possible losses	(11.2)	(11.0)

	439.3	423.5

Operating Lease Assets, Facilities and Other
Rail	5,007.5	4,908.5
Specialty	216.3	209.7
ASC	373.4	365.6
Less: allowance for depreciation	(2,020.6)	(1,974.4)

	3,576.6	3,509.4

Investments in Affiliated Companies	386.6	317.8
Goodwill	109.5	104.4
Other Assets	268.4	221.4

Total Assets	$4,888.6	$4,725.6

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$136.6	$119.6

Debt
Commercial paper and borrowings under bank credit facilities	16.6	247.3
Recourse	2,326.1	2,039.9
Capital lease obligations	68.0	72.5

	2,410.7	2,359.7

Deferred Income Taxes	749.7	722.8
Other Liabilities	331.4	374.0

Total Liabilities	3,628.4	3,576.1
Total Shareholders’ Equity	1,260.2	1,149.5

Total Liabilities and Shareholders’ Equity	$4,888.6	$4,725.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$220.5	$13.5	$1.0	$—	$235.0
Marine operating revenue	—	—	88.2	—	88.2
Asset remarketing income	2.2	7.0	—	—	9.2
Other income	25.4	1.2	—	0.2	26.8

Revenues	248.1	21.7	89.2	0.2	359.2
Share of affiliates’ earnings	(0.6)	19.7	—	—	19.1

Total Gross Income	247.5	41.4	89.2	0.2	378.3

Ownership Costs
Depreciation	45.6	4.0	4.3	—	53.9
Interest expense, net	26.3	4.0	2.5	2.2	35.0
Operating lease expense	37.4	0.4	—	(0.1)	37.7

Total Ownership Costs	109.3	8.4	6.8	2.1	126.6

Other Costs and Expenses
Maintenance expense	61.8	—	5.9	—	67.7
Marine operating expense	—	—	68.4	—	68.4
Asset impairment charges	—	—	—	—	—
Other	6.1	2.5	2.9	—	11.5

Total Other Costs and Expenses	67.9	2.5	77.2	—	147.6

Segment Profit (Loss)	$70.3	$30.5	$5.2	$(1.9)	104.1

Selling, general and administrative					42.5

Income from Continuing Operations before Income Taxes					61.6
Income Tax Provision					20.7

Income from Continuing Operations					$40.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$207.5	$12.2	$1.0	$—	$220.7
Marine operating revenue	—	—	72.8	—	72.8
Asset remarketing income	9.7	8.0	—	—	17.7
Other income	15.5	1.6	—	0.2	17.3

Revenues	232.7	21.8	73.8	0.2	328.5
Share of affiliates’ earnings	3.3	15.5	—	—	18.8

Total Gross Income	236.0	37.3	73.8	0.2	347.3

Ownership Costs
Depreciation	40.7	3.0	4.1	—	47.8
Interest expense, net	27.7	4.0	2.6	(3.6)	30.7
Operating lease expense	38.4	0.8	—	(0.1)	39.1

Total Ownership Costs	106.8	7.8	6.7	(3.7)	117.6

Other Costs and Expenses
Maintenance expense	52.4	—	5.9	—	58.3
Marine operating expense	—	—	52.7	—	52.7
Asset impairment charges	—	—	—	—	—
Other	8.7	3.1	—	(0.1)	11.7

Total Other Costs and Expenses	61.1	3.1	58.6	(0.1)	122.7

Segment Profit	$68.1	$26.4	$8.5	$4.0	107.0

Selling, general and administrative					39.2

Income from Continuing Operations before Income Taxes					67.8
Income Tax Provision					24.3

Income from Continuing Operations					$43.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$440.0	$27.7	$2.1	$—	$469.8
Marine operating revenue	—	—	102.3	—	102.3
Asset remarketing income	13.2	16.9	—	—	30.1
Other income	42.9	2.9	—	0.4	46.2

Revenues	496.1	47.5	104.4	0.4	648.4
Share of affiliates’ earnings	4.9	36.1	—	—	41.0

Total Gross Income	501.0	83.6	104.4	0.4	689.4

Ownership Costs
Depreciation	89.8	8.0	4.3	—	102.1
Interest expense, net	56.4	8.1	4.9	1.1	70.5
Operating lease expense	75.0	0.9	—	(0.2)	75.7

Total Ownership Costs	221.2	17.0	9.2	0.9	248.3

Other Costs and Expenses
Maintenance expense	122.0	—	6.5	—	128.5
Marine operating expense	—	—	79.9	—	79.9
Asset impairment charges	—	—	—	—	—
Other	13.7	6.1	2.9	—	22.7

Total Other Costs and Expenses	135.7	6.1	89.3	—	231.1

Segment Profit (Loss)	$144.1	$60.5	$5.9	$(0.5)	210.0

Selling, general and administrative					81.0

Income from Continuing Operations before Income Taxes					129.0
Income Tax Provision					35.9

Income from Continuing Operations					$93.1

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$412.3	$24.2	$2.1	$—	$438.6
Marine operating revenue	—	—	80.4	—	80.4
Asset remarketing income	19.5	8.2	—	—	27.7
Other income	29.3	3.7	—	0.2	33.2

Revenues	461.1	36.1	82.5	0.2	579.9
Share of affiliates’ earnings	8.7	33.6	—	—	42.3

Total Gross Income	469.8	69.7	82.5	0.2	622.2

Ownership Costs
Depreciation	80.3	5.6	4.1	—	90.0
Interest expense, net	56.0	7.9	5.1	(8.4)	60.6
Operating lease expense	76.8	1.6	—	(0.2)	78.2

Total Ownership Costs	213.1	15.1	9.2	(8.6)	228.8

Other Costs and Expenses
Maintenance expense	104.7	—	6.2	—	110.9
Marine operating expense	—	—	58.6	—	58.6
Asset impairment charges	—	1.5	—	—	1.5
Other	16.7	2.1	(0.2)	(0.1)	18.5

Total Other Costs and Expenses	121.4	3.6	64.6	(0.1)	189.5

Segment Profit	$135.3	$51.0	$8.7	$8.9	203.9

Selling, general and administrative					77.2

Income from Continuing Operations before Income Taxes					126.7
Income Tax Provision					46.2

Income from Continuing Operations					$80.5

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	6/30/2008	12/31/2007	6/30/2007
Assets by Segment:
Rail	$4,973.1	$4,907.8	$4,626.1
Specialty	539.1	497.9	489.0
ASC	321.6	291.8	312.2
Other	121.7	114.9	71.3

Total Assets, Excluding Cash (a)	5,955.5	5,812.4	5,498.6

Investment Volume
Quarter	145.2		117.7
Year to Date	216.6	634.0	232.9

Non-performing Investments	19.5	20.1	21.2

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	(52.3)	142.9	(81.2)
Debt:
On Balance Sheet
Recourse	2,326.1	2,039.9	1,999.5
Nonrecourse	—	—	0.8

Off Balance Sheet
Recourse	852.4	906.0	926.5
Nonrecourse	322.7	329.9	336.7

Capital Lease Obligations	68.0	72.5	47.4

Total Borrowings, Net of Unrestricted Cash	$3,516.9	$3,491.2	$3,229.7
Total Recourse Debt (b)	3,194.2	3,161.3	2,892.2
Shareholders’ Equity	1,260.2	1,149.5	1,084.8

Recourse Leverage	2.5	2.7	2.7

Asset Remarketing Income from Continuing Operations		Full Year
Disposition Gains on Owned Assets	3.0	54.8	11.9
Residual Sharing Income	6.2	6.6	5.8

Total Asset Remarketing Income	9.2	61.4	17.7

North American Railcar Data
Fleet Utilization (End of period)	98.0%	97.9%	98.0%

		Full Year
Beginning of Period Fleet Size	110,754	110,478	110,834
Additions	872	6,019	1,226
Scrapped/Sold	(1,431)	(4,052)	(1,292)

Ending Fleet Size	110,195	112,445	110,768

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash